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                                                                     EXHIBIT 4.2

                         AMERICAN COMMERCIAL LINES LLC,

                                ACL CAPITAL CORP.

                                     AND THE

                    SUBSIDIARY GUARANTORS REFERRED TO HEREIN




                   $300,000,000 10 1/4% Senior Notes due 2008

                               Purchase Agreement

                                  June 23, 1998



                      WASSERSTEIN PERELLA SECURITIES, INC.

                              CHASE SECURITIES INC.
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                         AMERICAN COMMERCIAL LINES LLC,
                            ACL CAPITAL CORP. AND THE
                    SUBSIDIARY GUARANTORS REFERRED TO HEREIN


                   $300,000,000 10 1/4% Senior Notes due 2008

                               PURCHASE AGREEMENT


                                  June 23, 1998

                      WASSERSTEIN PERELLA SECURITIES, INC.
                              CHASE SECURITIES INC.
                    c/o WASSERSTEIN PERELLA SECURITIES, INC.
                               31 West 52nd Street
                            New York, New York 10019

Ladies and Gentlemen:

                  American Commercial Lines LLC, a Delaware limited liability company (the "Company") and ACL Capital Corp., a Delaware corporation ("ACL Capital" and, together with the Company, the "Issuers"), propose to issue and sell to Wasserstein Perella Securities, Inc. ("Wasserstein") and Chase Securities Inc. ("Chase Securities" and, together with Wasserstein, the "Initial Purchasers") an aggregate of $300,000,000 in principal amount of their 10 1/4% Senior Notes due 2008 (the "Senior Notes" or the "Notes"), subject to the terms and conditions set forth herein. The Senior Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Issuers, the Subsidiary Guarantors (as defined below) and United States Trust Company of New York, as trustee (the "Trustee"). The Senior Notes and the New Senior Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Senior Notes." The Senior Notes will be guaranteed (the "Subsidiary Guarantees") by each of the entities listed on Schedule A hereto (each, a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

                  Pursuant to the terms of a recapitalization agreement dated as of April 17, 1998 (the "Recapitalization Agreement") by and among CSX Corporation, a Virginia corporation ("CSX"), Vectura Group, Inc., a Delaware corporation ("Vectura"), National Marine, Inc., a Delaware corporation and wholly owned subsidiary of Vectura ("NMI"), American Commercial Lines Holdings LLC, a Delaware limited liability company (the "Parent"), and the Company, a wholly owned subsidiary of the Parent, concurrently with the Closing Date of the offering of Notes contemplated hereby, the parties to the
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Recapitalization Agreement will effect the recapitalization (the
"Recapitalization") in a series of transactions in which (i) the barge business of Vectura and its subsidiaries will be combined with that of ACL (the "NMI Contribution"); (ii) ACL will use the net proceeds of the Offering and borrowings under the senior secured term loan facilities from the Chase Manhattan Bank, as Agent (together, the "Senior Credit Facility"), together with the proceeds of a cash equity investment in the Parent by Vectura of approximately $60.0 million (the "Vectura Cash Contribution"), to fund a cash distribution of $695.0 million to CSX or one of its affiliates (the "CSX Cash Distribution") and the assumption and immediate repayment of approximately $75.0 million of existing indebtedness and other obligations of Vectura and its subsidiaries (the "Vectura Debt"); and (iii) Vectura, CSX and NMI will hold approximately 55%, 34% and 11% of the junior common membership interests of the Parent, which will be allocated between voting and non-voting and which represent the residual future profits interests in the Parent, respectively (before giving effect to the investment by certain management investors and independent investors). In connection with the Recapitalization, the Parent will issue $220.0 million of preferred and common membership interests, and the Company will issue 100% of its membership interests to the Parent. The Recapitalization, the Offering, the borrowings under the Senior Credit Facility, the Vectura Cash Contribution, the NMI Contribution, the assumption and immediate repayment of the Vectura Debt and the issuance of preferred and common membership interests of the Parent are collectively referred to herein as the "Transactions." Each of the Transactions is conditioned upon each of the others, and consummation of all of the Transactions shall occur simultaneously. The CSX Cash Distribution, the assumption and immediate repayment of the Vectura Debt and the fees and expenses of the Transactions will be funded by (i) $435.0 million of term loan borrowings by the Company pursuant to the Senior Credit Facility; (ii) the Offering; and (iii) the Vectura Cash Contribution.

                  1. OFFERING MEMORANDUM. The Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated June 8, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated June 23, 1998 (the "Offering Memorandum"), relating to the Notes and the Subsidiary Guarantees.

                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:


                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED


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         STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND
         THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST),
         (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers, the principal amounts of Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 97% of the principal amount thereof (the "Purchase Price"). The Issuers and the Subsidiary Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.


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                  3. TERMS OF OFFERING. Each of the Initial Purchasers has
advised the Issuers and the Subsidiary Guarantors that it will make offers (the "Exempt Resales") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses
(i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. Such price may be changed by either of the Initial Purchasers at any time without notice.

                  Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement relating to the Senior Notes, respectively (the "Registration Rights Agreement"), to be executed on and dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as any such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Issuers' 10 1/4% new Senior Notes due 2008 and guarantees by the Subsidiary Guarantors in respect thereof (the "New Senior Notes"), identical in all material respects to the Senior Notes and the Subsidiary Guarantees thereof (except that the New Senior Notes and related guarantees shall have been registered pursuant to such Exchange Offer Registration Statement), to be offered in exchange for the Senior Notes and the Subsidiary Guarantees thereof (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Notes, and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

                  4. DELIVERY AND PAYMENT.

                  (a) Delivery of, and payment of the Purchase Price for, the Notes shall be made at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time,


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on June 30, 1998 or at such other time as shall be agreed upon in writing by the
Initial Purchasers and the Issuers. The time and date of such delivery and payment are herein called the "Closing Date."

                  (b) One or more of the Senior Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Senior Notes (collectively, the "Global Notes"), shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Issuers against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in federal (same day) funds to an account or accounts designated by the Issuers or such other manner of payment as may be designated by the Issuers and agreed to by the Initial Purchasers. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         5. AGREEMENTS OF THE ISSUERS AND THE SUBSIDIARY GUARANTORS. As of the date hereof, each of the Issuers and Subsidiary Guarantors hereby agree with the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly (and, if requested by the Initial Purchasers, confirm such advice in writing) of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Issuers and the Subsidiary Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Issuers as many copies of the Preliminary Offering Memorandum and Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and


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agreements set forth in Section 7 hereof, the Issuers consent to the use of the
Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers or market-making activities of the Initial Purchasers with respect to Notes, not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                  (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances existing when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, to prepare promptly upon the Initial Purchasers' reasonable request an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances existing when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                  (e) Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither of the Issuers nor any Subsidiary Guarantor shall be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering


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Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

                  (f) So long as the Senior Notes are outstanding, to furnish to the Holders of the Senior Notes and prospective purchasers upon request (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers or any of the Subsidiary Guarantors were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and the Subsidiary Guarantors and their consolidated subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the certified independent accountants of the Issuers and the Subsidiary Guarantors and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers or any of the Subsidiary Guarantors were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations, and following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, to file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, (x) at all times that the Commission does not accept the filings provided for in the preceding sentence or
(y) such filings provided for in the preceding sentence do not contain all of the information required to be delivered pursuant to Rule 144A(d)(4), the Issuers shall make available to any holder of Senior Notes, to securities analysts and to prospective purchasers of such Notes, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

                  (g) So long as the Senior Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Issuers or any of the Subsidiary Guarantors to their security holders or filed with the Commission or any national securities exchange on which any class of securities of the Issuers is listed and such other publicly available information concerning the Issuers and their subsidiaries as the Initial Purchasers may reasonably request.

                  (h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuers and the Subsidiary Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of


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counsel to the Issuers and accountants of the Issuers and the Subsidiary
Guarantors in connection with the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements) including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, (iv) all expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Private Offerings, Resales and Trading through Linkages market ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes and the Subsidiary Guarantees, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Issuers and the Subsidiary Guarantors hereunder for which provision is not otherwise made in this Section.

                  (i) To use its best efforts to effect the inclusion of the Notes in PORTAL and to maintain the listing of the Notes on PORTAL for so long as the Notes are outstanding.

                  (j) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Issuers and any Subsidiary Guarantors or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuers or any Subsidiary Guarantor substantially similar to the Notes


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(other than (i) the Notes and the Subsidiary Guarantees and (ii) commercial paper issued in the ordinary course of business, it being understood that the Issuers and the Subsidiary Guarantors will enter into the Senior Credit Facility on the Closing Date), without the prior written consent of the Initial Purchasers.

                  (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Act.


                  (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Senior Notes and the related Subsidiary Guarantees.

                  (n) To cause the Exchange Offer to be made on the appropriate form to permit New Senior Notes and guarantees thereof by the Subsidiary Guarantors registered pursuant to the Act to be offered in exchange for the Senior Notes and the Subsidiary Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (o) To comply with all of its agreements set forth in the Registration Rights Agreement.

                  (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy or obtain the waiver of all conditions precedent to the delivery of the Notes and the Subsidiary Guarantees.

                  (q) Not to use any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer and sale of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (r) The Issuers will apply the net proceeds from the sale of the Notes in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

                  (s) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Issuers and the Subsidiary Guarantors have not taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale thereof. Except as permitted by the Act, the Issuers and the Subsidiary Guarantors will not distribute any offering material in connection with the Exempt Resales.

         6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUERS AND THE SUBSIDIARY GUARANTORS. As of the date hereof, each of the Issuers and Subsidiary Guarantors represents and warrants to, and agrees with, each of the Initial Purchasers as set forth below.

                  (a) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Issuers for use by the Initial Purchasers in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use therein. Each of the Issuers acknowledge for all purposes under this Agreement that the statements set forth in the last paragraph on the outside cover page, the legend on the top of inside cover page iv and in the first sentence of the third paragraph, the fourth paragraph, the fourth sentence of the sixth paragraph, the seventh paragraph and the eighth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only written information furnished to the Issuers or the Subsidiary Guarantors by the Initial Purchasers expressly for use in the Offering Documents (or any amendment or supplement thereto). No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (b) Each of the Issuers and each of their respective subsidiaries has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate power (in the case of a corporation) or power (in the case of a limited liability company) and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties as described in the Offering Memorandum, and each is, duly qualified and in good standing as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where


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
the failure to be so qualified would not have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean, with respect to any Person, any effect or group of related or unrelated effects that (i) would be reasonably expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of such Person and its subsidiaries, taken as a whole or (ii) would materially interfere with or adversely affect (A) the issuance of the Notes or (B) the performance by such Person and each of its subsidiaries of its respective agreements and obligations under this Agreement or the consummation of the transactions contemplated thereby.

                  (c) The authorized issued and outstanding Equity Interests of the Parent as of the Closing will be as set forth in the Preliminary Offering Memorandum and the Offering Memorandum in the first paragraph under the caption "The Transactions--Overview" and "Security Ownership." The Management Investors will acquire membership interests in the Parent not to exceed 17.0% of the voting membership interests and the Independent Investors will acquire membership interests in the Parent not to exceed 30.0% of the voting membership interests.

                  (d) All of the outstanding Equity Interests of each of the Company's subsidiaries (including ACL Capital) have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") other than pursuant to the Senior Credit Facility.

                  (e) The authorized issued and outstanding Equity Interests of the Company are as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the caption "Capitalization." All of the outstanding Equity Interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are directly owned by the Parent, free and clear of any Lien.

                  (f) This Agreement has been duly authorized, executed and delivered by each of the Issuers and Subsidiary Guarantors and is a valid and binding agreement of each of the Issuers and Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. This Agreement conforms as to legal matters to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (g) The Indenture has been duly authorized by the Issuers and each of the Subsidiary Guarantors and, on the Closing Date, will have been validly executed and delivered by the Issuers and each of the Subsidiary Guarantors. When the Indenture has been duly executed and delivered by the Issuers and the Subsidiary Guarantors, such Indenture will be a valid and binding agreement of the Issuers and the Subsidiary Guarantors, enforceable against the Issuers and the Subsidiary Guarantors in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (h) The Notes have been duly authorized by the Issuers for issuance and sale to the Initial Purchasers pursuant to this Agreement and, on the Closing Date, will have been validly executed and delivered by the Issuers. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligation of the Issuers, enforceable in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                  (i) On the Closing Date, the New Senior Notes will have been duly authorized by the Issuers. When the New Senior Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the New Senior Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (j) The Subsidiary Guarantees to be endorsed on the Notes by each Subsidiary Guarantor have been duly authorized by such Subsidiary Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Subsidiary Guarantor. When the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                  (k) The Subsidiary Guarantees to be endorsed on the New Senior Notes by each Subsidiary Guarantor have been duly authorized by such Subsidiary Guarantor and, when issued, will have been duly executed and delivered by each such Subsidiary Guarantor. When the New Senior Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. When the New Senior Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the New Senior Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                  (l) The Registration Rights Agreement has been duly authorized by each of the Issuers and Subsidiary Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and Subsidiary Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be the valid and binding agreement of each of the Issuers and Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                  (m) The Recapitalization Agreement has been duly authorized, executed and delivered by the Parent and the Company and is a valid and binding agreement of the Parent and the Company, enforceable against the Parent and the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Recapitalization Agreement will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                  (n) The Senior Credit Facility has been duly authorized by the Issuers and the subsidiaries of the Issuers that are obligors thereunder (together, the "Subsidiary Obligors") and, on the Closing Date, will have been duly executed and delivered by the Issuers and each of the Subsidiary Obligors. When the Senior Credit Facility has been duly executed and delivered, the Senior Credit Facility will be the valid and binding agreement of each of the Issuers and Subsidiary Obligors, enforceable against the Issuers and each Subsidiary Obligor in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Senior Credit Facility will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                  (o) Neither of the Issuers nor any of their respective subsidiaries is in violation of its respective charter, certificate of formation, by-laws or operating agreement or in default in the performance of any material obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of material indebtedness or in any other material agreement, indenture or instrument to which any of them or any of their respective subsidiaries is a party or by which one of them or any of their respective subsidiaries or their respective properties is bound.

                  (p) The statements set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes and under the captions "Certain Federal Income Tax Considerations" and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

                  (q) The execution, delivery and performance of the Recapitalization Agreement, this Agreement and the other Operative Documents by the each of the Issuers and Subsidiary Guarantors, compliance by each of the Issuers and Subsidiary Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under (1) the Securities Act and state securities or "blue sky" laws and regulations, (2) the Trust Indenture Act of 1939, as amended, and
(3) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charters or by-laws of the Issuers or the Subsidiary Guarantors or any of their respective subsidiaries or any agreement, indenture or other instrument to which the Issuers, the Subsidiary Guarantors or any of their respective subsidiaries is a party or by which the Issuers, the Subsidiary Guarantors or any of their respective subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Issuers, the Subsidiary Guarantors or any of their respective subsidiaries or their respective properties.

                  (r) There are no legal or governmental proceedings pending to which the Issuers or any of their respective subsidiaries is or could be a party or to which any of their respective properties is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                  (s) Neither of the Issuers nor any of their respective subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization (as defined), any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (u) Each of the Issuers and their respective subsidiaries has, and after giving effect to the Transactions will have, such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business in the manner described in the Offering Memorandum, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Issuers and their respective subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Issuers or any of their respective subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (v) In connection with the Transaction, the Company has reviewed the effect of Environmental Laws and the disposal of hazardous or toxic substances or wastes, pollutants or contaminants on the business, assets, operations and properties of each of the Issuers and their respective subsidiaries immediately following the consummation of the Transactions, and identified and evaluated associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not, immediately subsequent to and giving effect to the Transactions, have a Material Adverse Effect.

                  (w) Each of the Issuers and each of their respective subsidiaries has, and immediately after the consummation of the Transactions will have, good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being or to be owned by it, except as would not have a Material Adverse Effect. All leases to which either of the Issuers and each of their respective subsidiaries is, and immediately after the consummation of the Transactions will be, a party are valid and binding and no default has occurred or is continuing thereunder which would have a Material Adverse Effect, and each of the Issuers and their respective subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is, and immediately after the consummation of the Transactions will be, a party as lessee with such exceptions as do not materially interfere with the use currently made by any of them.

                  (x) Each of the Issuers and their respective subsidiaries maintain, and immediately after the consummation of the Transactions will maintain, reasonably adequate insurance (including self-insurance).

                  (y) Ernst & Young LLP, Arthur Andersen LLP and Coopers & Lybrand L.L.P. are independent public accountants with respect to American Commercial Lines, Inc. ("ACLI"), National Marine, Inc. ("NMI"), and the Issuers, respectively, as required by the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                  (z) The historical financial statements of ACLI and NMI, the predecessors to the Company and its subsidiaries, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of ACLI and NMI and their respective subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and, with respect to interim financial statements, except for the absence of footnote presentation and normal year-end adjustments; and the other financial and statistical information and data of the Parent, the Issuers and their subsidiaries and of ACLI and NMI and their subsidiaries set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of such parties.

                  (aa) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of ACLI and NMI and their subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                  (ab) In the Issuers' opinion, the assumptions used in the preparation of the pro forma financial statements included in the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The other pro forma financial and statistical information and data included in the Offering Memorandum are accurately presented and prepared on a basis consistent with the pro forma financial statements.

                  (ac) The Issuers are not and, immediately after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (ad) There are no holders of securities of the Issuers or the Subsidiary Guarantors who, by reason of the execution by the Issuers or the Subsidiary Guarantors of the Registration Rights Agreement or the consummation of the transactions contemplated thereby, have the right to request or demand that the Issuers or the Subsidiary Guarantors register under the Act securities held by them.

                  (ae) Neither of the Issuers nor any of their respective subsidiaries nor any agent thereof acting on behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes or the Subsidiary Guarantees to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (af) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Parent, the Issuers or the Subsidiary Guarantors and their respective subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the Equity Interests or in the long-term debt of the Parent, the Issuers or the Subsidiary Guarantors and their respective subsidiaries and (iii) none of the Parent, the Issuers or the Subsidiary Guarantors nor any of their respective subsidiaries have incurred any material liability or obligation, direct or contingent.

                  (ag) The Issuers have delivered to the Initial Purchasers true and correct executed copies of the Recapitalization Agreement, including all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Initial Purchasers.

                  (ah) Other than as described in the Offering Memorandum, there are, and immediately after the consummation of the Transactions there will be, no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any Equity Interests of, or other ownership interest in, any subsidiary of the Issuers and the Subsidiary Guarantors.

                  (ai) There is, and immediately after the consummation of the Transactions there will be, (i) no significant unfair labor practice complaint pending against either of the Issuers or any of their respective subsidiaries or, to the best knowledge of the Issuers, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against either of the Issuers or any of their respective subsidiaries or, to the best knowledge of the Issuers, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against either of the Issuers or any of their respective subsidiaries, or, to the best knowledge of the Issuers, threatened against any of them except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (aj) Each of the Issuers and each of their respective subsidiaries maintains, and immediately after the consummation of the Transactions will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ak) The Company is, and immediately after the Closing will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair value of the assets of the Company at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company, (B) the present fair salable value of the Company's business taken as a whole is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital. For all purposes of clauses (A) through (D) in the preceding sentence, the amount of the contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (al) All material tax returns required to be filed by each of the Issuers and their respective subsidiaries in any jurisdiction have been, and immediately after the consummation of the Transactions will have been, filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by either of the Issuers or any of their respective subsidiaries have been, and immediately after the consummation of the Transactions will have been, paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (am) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (an) When the Notes and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, neither the Notes nor the Subsidiary Guarantees will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (ao) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Parent, the Issuers, any Subsidiary Guarantor or any of their respective representatives (other than the Initial Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of the Notes and the Subsidiary Guarantees contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes and the Subsidiary Guarantees have been issued and sold by the Issuers or any Subsidiary Guarantor within the six-month period immediately prior to the date hereof.

                  (ap) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                  (aq) None of the Issuers or any Subsidiary Guarantor nor their respective affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Notes and the Subsidiary Guarantees.

                  (ar) The Issuers have not, and will not, offer or sell the Notes and the Subsidiary Guarantees in reliance on Regulation S except in offshore transactions.

                  (as) The Issuers have not, and will not, offer or sell the Notes and the Subsidiary Guarantees as part of a plan or scheme to evade the registration provisions of the Act.

                  (at) Each of the Issuers, each Subsidiary Guarantor and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                  (au) Assuming (i) the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof and
(ii) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and the Offering Memorandum, no registration under the Act of the Notes and the Subsidiary Guarantees is required for the sale of the Notes and the Subsidiary Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales.

                  (av) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on the Issuers' or any Subsidiary Guarantor's retaining any rating assigned as of the date hereof to them or any of their securities or (ii) has indicated to the Issuers or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of either of the Issuers or any Subsidiary Guarantor.

                  (aw) Each certificate signed by any officer of the Issuers or any Subsidiary Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Issuers and the Subsidiary Guarantors to the Initial Purchaser as to the matters covered thereby.

         The Issuers and the Subsidiary Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Issuers and the Subsidiary Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Issuers, and agrees that:

                  (a) Such Initial Purchaser is either a QIB or an institutional "accredited investor" (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act) (an "Accredited Institution"), in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

                  (b) Such Initial Purchaser (A) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                  (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from Eligible Purchasers. As set forth in the Preliminary Offering Memorandum and the Offering Memorandum, each Eligible Purchaser will be deemed to have agreed that

(x) the Notes purchased by them may be resold, pledged or otherwise transferred prior to the expiration of the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Notes, only (I) to one of the Issuers or any of their respective subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Issuers) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) None of such Initial Purchasers nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes.

                  (f) The Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as permitted by and include the statements required by Regulation S.

                  (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in

Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
                  (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities
                  Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  (j) Such Initial Purchaser acknowledges that the Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Act.

                  (k) Such Initial Purchaser further represents and agrees that
(1) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (l) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                  The Initial Purchasers acknowledge that the Issuers and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Issuers and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

                  8. INDEMNIFICATION.

                  (a) Each of the Issuers and each of the Subsidiary Guarantors agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers, its affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Issuers or any Subsidiary Guarantor to any holder or prospective purchaser of Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to an Initial Purchaser furnished in writing to the Issuers by such Initial Purchaser expressly for use therein, as described in Section 6(a) hereof; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memorandum (as then amended or supplemented, provided by the Issuers to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities caused by any untrue statement or omission, or any alleged untrue statement of a material fact contained in any or omission, made in the Preliminary Offering Memorandum, or
(ii) caused by any omission or alleged omission to state therein a material fact required to be therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memorandum.

                  (b) Each of the Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Issuers and the Subsidiary Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers or any Subsidiary Guarantor, to the same extent as the foregoing indemnity from the Issuers or any Subsidiary Guarantor to each Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing to the Issuers by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or to employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Wasserstein, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient to hold it harmless in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Subsidiary Guarantors, on the one hand, and each of the Initial Purchasers, severally and not jointly, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Subsidiary Guarantors, on the one hand, and each of the Initial Purchasers, severally and not jointly, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Subsidiary Guarantors, on the one hand, and each of the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (after discounts and commissions, but before deducting expenses) received by the Issuers, and the total discounts and commissions received by each of the Initial Purchasers bear to the total price to investors of the Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers and the Subsidiary Guarantors, on the one hand, and each of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Subsidiary Guarantors, on the one hand, or any Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Issuers and the Subsidiary Guarantors, on the one hand, and each of the Initial Purchasers, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, each of the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The indemnification and contribution obligations of the Initial Purchasers under the provisions of this
Section 8 shall be several and not joint.

         9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Issuers and the Subsidiary Guarantors contained in this Agreement, and all the representations and warranties, if any, of the Parent, the Issuers and the Subsidiary Guarantors contained in the Recapitalization Agreement and the Senior Credit Facility or any instrument, document or agreement related thereto shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers or any Subsidiary Guarantor or any securities of the Issuers or any Subsidiary Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of the Issuers or any Subsidiary Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes or any Subsidiary Guarantee than that on which the Notes and the Subsidiary Guarantees were marketed.

                  (c) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuers and their respective subsidiaries, taken as a whole,
(ii) there shall not have been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Issuers and their respective subsidiaries, taken as a whole, and (iii) neither the Issuers nor any of their respective subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Notes and the Subsidiary Guarantees on the terms and in the manner contemplated in the Offering Memorandum.

                  (d) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, signed by the Presidents and the Chief Financial Officers of the Issuers, confirming the matters set forth in Sections 9(a), 9(b) and 9(c) and stating that each of the Issuers and Subsidiary Guarantors has complied with all agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                  (e) The Initial Purchasers shall have received on the Closing Date opinions (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Kirkland & Ellis, counsel for the Issuers and the Subsidiary Guarantors, and Michael A. Khouri, General Counsel of the Company, substantially in the forms set forth in Schedules C-1 and C-2 attached hereto.

         The opinions of Kirkland & Ellis and Michael A. Khouri described in
Section 9(e) above shall be rendered to you at the request of the Issuers and the Subsidiary

Guarantors and shall so state therein. In giving assurances with respect to misstatements or omissions in the Offering Memorandum, Kirkland & Ellis or Michael A. Khouri may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP, Arthur Andersen LLP and Coopers & Lybrand L.L.P., independent public accountants for ACLI, NMI and the Issuers, respectively, and in each case, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (h) The Notes shall have been approved for trading on, and duly listed in, PORTAL.

                  (i) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Issuers, the Subsidiary Guarantors and the Trustee.

                  (j) The Issuers and the Subsidiary Guarantors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Issuers and the Subsidiary Guarantors.

                  (k) The Issuers and the Subsidiary Guarantors shall have executed this Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Issuers and the Subsidiary Guarantors.

                  (l) The Issuers and the other subsidiaries of the Issuers that are obligors thereunder shall have entered into the Senior Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterpart, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

                  (m) The Initial Purchasers shall have received a copy of the Recapitalization Agreement, with all schedules, exhibits and amendments thereto, certified by an executive officer of the Issuers as a true, correct and complete copy as of the date hereof.

                  (n) Each condition to the closing contemplated by the Senior Credit Facility (other than the issuance and sale of the Notes pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Recapitalization Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Senior Credit Facility. On the Closing Date, the closing under the Senior Credit Facility shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof.

                  (o) Each condition to the closing of the consummation of the Transactions (other than the issuance and sale of the Notes and Subsidiary Guarantees pursuant hereto and the closing under the Senior Credit Facility) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Senior Credit Facility) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Recapitalization Agreement. On the Closing Date, the consummation of the Transactions shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof.

                  (p) Paul, Weiss, Rifkind, Wharton & Garrison shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (q) Prior to the Closing Date, the Issuers and the Subsidiary Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  (r) The Issuers and the Subsidiary Guarantors shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Issuers and the Subsidiary Guarantors at or prior to the Closing Date.

                  10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the NASDAQ National Market or limitation on prices for securities or other instruments on any such exchange or the NASDAQ National Market, (iii) the suspension of trading of any securities of the Parent, the Issuers or any Subsidiary Guarantors on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date either of the Initial Purchasers shall fail or refuse to purchase the Notes which it has or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided, that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Issuers for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Issuers. In any such case which does not result in termination of this Agreement, either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

                  11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers or any Subsidiary Guarantor: 1701 East Market Street, Jeffersonville, Indiana 47130,
Attention: General Counsel and (ii) if to the Initial Purchasers, Wasserstein Perella Securities, Inc., 31 West 52nd Street, New York, New York 10019,
Attention: General Counsel, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers, the Subsidiary Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Issuers, the officers or directors of the Issuers, or any person controlling the Issuers, the Subsidiary Guarantors, the officers or directors of the Subsidiary Guarantors, or any person controlling the Subsidiary Guarantors, (ii) acceptance of the Notes and the Subsidiary Guarantees and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Issuers or the Subsidiary Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuers and the Subsidiary Guarantors, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. The Issuers and each Subsidiary Guarantor also agree, jointly and severally, to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section 12).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Subsidiary Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Issuers and the Subsidiary Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                                   *  *  *  *

                  Please confirm that the foregoing correctly sets forth the agreement among the Issuers, the Subsidiary Guarantors and the Initial Purchasers as of the date first above written.

                                       Very truly yours,

                                       AMERICAN COMMERCIAL LINES LLC


                                       By:_________________________________
                                            Name: Michael A. Khouri
                                            Title: Senior Vice President


                                       ACL CAPITAL CORP.


                                       By:_________________________________
                                            Name: Michael A. Khouri
                                            Title: Senior Vice President

                                       Subsidiary Guarantors:


                                       AMERICAN COMMERCIAL BARGE LINE
                                          LLC


                                       By:___________________________________
                                            Name: Michael A. Khouri
                                            Title: Senior Vice President


                                       AMERICAN COMMERCIAL MARINE
                                          SERVICE LLC


                                       By:___________________________________
                                            Name: Michael A. Khouri
                                            Title: Senior Vice President

                                        LOUISIANA DOCK COMPANY LLC


                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        WATERWAY COMMUNICATION
                                           SYSTEM LLC


                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        AMERICAN COMMERCIAL TERMINALS
                                           LLC


                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        AMERICAN COMMERCIAL TERMINALS-
                                           MEMPHIS LLC


                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        JEFFBOAT LLC

                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President



                                        AMERICAN COMMERCIAL LINES
                                           INTERNATIONAL LLC


                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        ORINOCO TASA LLC

                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        ORINOCO TASV LLC

                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        BREEN TAS LLC

                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President

                                        BULLARD TAS LLC

                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        SHELTON TAS LLC

                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President



                                        LEMONT HARBOR & FLEETING
                                           SERVICES LLC


                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        TIGER SHIPYARD LLC


                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President


                                        WILKINSON POINT LLC

                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President

                                        HOUSTON FLEET LLC


                                        By:___________________________________
                                             Name: Michael A. Khouri
                                             Title: Senior Vice President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written by Wasserstein Perella
Securities, Inc. on behalf of the Initial
Purchasers.



WASSERSTEIN PERELLA SECURITIES, INC.

By:_______________________________
     Name:
     Title:

                                   SCHEDULE A

                              SUBSIDIARY GUARANTORS


American Commercial Barge Line LLC
American Commercial Marine Service LLC
Louisiana Dock Company LLC
Waterway Communication System LLC
American Commercial Terminals LLC
American Commercial Terminals-Memphis LLC
Jeffboat LLC
American Commercial Lines International LLC
Orinoco TASA LLC
Orinoco TASV LLC
Breen TAS LLC
Bullard TAS LLC
Shelton TAS LLC
Lemont Harbor & Fleeting Services LLC
Tiger Shipyard LLC
Wilkinson Point LLC
Houston Fleet LLC

                                   SCHEDULE B

                                               Principal Amount of
        Initial Purchaser                         Senior Notes
        -----------------                         ------------

Wasserstein Perella
  Securities, Inc.                                $150,000,000
Chase Securities Inc.                              150,000,000
                                                  ------------
Total                                             $300,000,000
                                                  ============